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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                   Pursuant To Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 21, 1995
                                                 -----------------


                               KCS Energy, Inc.
            (Exact name of registrant as specified in its charter)




          Delaware                       1-11698                 22-2889587
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(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)



379 Thornall Street, Edison, New Jersey                                08837
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(Address of principal executive offices)                             (Zip Code)



                                (908) 632-1770
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              Registrant's telephone number, including area code


                                NOT APPLICABLE
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        (Former name or former address, if changed since last report.)
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Item 5.  - Other Events

     On December 21, 1995, KCS Energy, Inc. (the "Company") announced that it will commence a Rule 144A private offering of $150,000,000 aggregate principal amount of senior notes, due 2003 (the "Notes"). The Notes will be unsecured obligations of KCS Energy, Inc., ranking pari passu in right of payment with all future senior indebtedness of the Company. Proceeds of the offering will be used to reduce the amounts outstanding under the Company's credit facilities, currently $169,000,000, which were increased to reflect the Company's recently completed $33,000,000 Rocky Mountain and $31,000,000 Michigan acquisitions.

     The Notes will be guaranteed on a senior unsecured basis by each of the Company's subsidiaries. The interest rate and certain other terms of the Notes have not yet been determined. The closing of the offering is expected to occur before the end of January 1996. There can be no assurance, however, that acceptable terms will be reached or that the offering will be consummated.

     The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.


Item 7.  - Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

    99.1 Press Release dated December 21, 1995, "KCS Energy, Inc. Announces Commencement of Private Offering"


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KCS Energy, Inc.



Dated: December 21, 1995                By: /s/ Henry A. Jurand
                                            ----------------------------------
                                            Henry A. Jurand, Secretary


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                                Exhibit Index


    99.1 Press Release dated December 21, 1995, "KCS Energy, Inc. Announces Commencement of Private Offering"